UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2014

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

SIGNATURE

Item 2.02 Results of Operations and Financial Condition

On February 28, 2014 the jury in the commercial litigation case of AA & Saba Consultants, Inc. v. TASER International, Inc. returned a verdict of $3,300,000 against the Company. Judgment has not yet been entered and the judgment is subject to an award of attorneys’ fees. The Company believes the verdict is not supported by the evidence and intends to appeal.

The Company had previously reserved $750,000 related to this case based on a previous settlement offer to plaintiff; as such, in accordance with generally accepted accounting principles, the Company will record additional expense of $2,550,000 in the fourth quarter of 2013 resulting in a net impact, after income taxes, on the Company’s previously reported fourth quarter 2013 financial results, of approximately $1,548,000, or $0.03 per share on a basic and diluted basis. Should the plaintiff be awarded reimbursement of legal fees, additional expense will be recorded by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014	TASER International, Inc.

	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer